Surgalign Announces Third Quarter 2022 Results and
Provides Update on Business Operations and Financial Outlook

Deerfield, Ill., November 2, 2022 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today announced financial results for its 2022 third quarter ended September 30, 2022.

2022 Third Quarter Corporate Highlights:
•Two new clinical sites in Ohio utilize the HOLO PortalTM surgical guidance system.
•FDA 510(k) clearance of the Cortera™ Spinal Fixation System, the first organically designed product by Surgalign.
•Expansion of the Fortilink® product portfolio with TiPlus™ technology products.
•Settlements with Resolve Surgical Technologies and RTI Surgical, Inc., and with the Securities and Exchange Commission related to prior management.
•Relaunch of the CervAlign® Anterior Cervical Plate system to support growth in the anterior cervical discectomy and fusion (ACDF) market.
•Launch of the Surgalign® Patient Access Program; strategic partnership with PRIA Healthcare.

“During the third quarter, we continued to make progress in bringing new products to market and made significant inroads in the commercialization of our HOLO Portal surgical guidance system with two new sites and several procedures performed,” stated Terry Rich, President and Chief Executive Officer. “Demand for HOLO Portal is increasing, but we have experienced delays in contracts and procedures due primarily to ongoing staffing challenges at hospitals in the U.S. As such, we believe we will hit our target of 10 to 15 sites by the end of the first quarter of 2023, with further expansion planned thereafter.”

“Market challenges, particularly in Europe, coupled with the push out of HOLO Portal procedures has led us to revise our 2022 revenue guidance lower, though we anticipate sequential top-line improvement. Our number one priority from a corporate perspective, is ensuring we have the financial resources to carry through on our strategy as we transition to digital health. We remain in discussions with several parties and hope to have additional funding in place prior to year-end, though we may look at other measures in the short-term to provide additional time to consummate a third-party financing. In the interim, we continue to lower our expenses, without sacrificing innovation.”

Financial Update

Total revenue for the three months ended September 30, 2022, was $20.2 million as compared to $20.5 million in the comparable year-ago period, a decline of $0.3 million. On a sequential basis when compared to the three months ended June 30, 2022, total revenue declined by $0.4 million. The decrease in revenue was primarily related to ongoing hospital and surgical center staffing shortages resulting in delays in procedures, securing new sites and procedures for HOLO Portal, as well as market and economic conditions in Europe. On a sequential basis, international revenue declined by $0.4 million, accounting for the majority of the decline for the comparable periods, with approximately $0.1 million related to foreign currency.

The Company reported gross margin of 72.8% for the three months ended September 30, 2022, as compared to gross margin of 66.8% in the comparable year-ago period, an improvement of 600 basis points. On a sequential basis when compared to the three months ended June 30, 2022, gross margin improved by 390 basis points. The year-over-year increase was primarily related to an improved product mix for the comparable periods. The sequential improvement was primarily related to a decrease in excess and obsolete expense related to product rationalization programs, which continued into the 2022 third quarter, as well as other sourcing strategies to address supply chain challenges.

On a non-GAAP basis, the Company reported adjusted gross margin of 74.9% for the three months ended September 30, 2022, as compared to adjusted gross margin of 69.1% in the comparable year-ago period, an improvement of 580 basis points. On a sequential basis when compared to the three months ended June 30, 2022, adjusted gross margin increased by 140 basis points.

Total operating expenses for the three months ended September 30, 2022 were $23.6 million as compared to $34.6 million in the comparable year-ago period, a decrease of $11.0 million or 31.9%. The primary drivers for the year-over-year improvement were a $5.4 million adjustment to the fair value of the Holo Surgical Inc. contract milestones and a $3.7 million decrease in general and administrative expenses as a result of cost-efficiency programs the Company continues to execute. Additionally, there was a decrease in asset impairment and abandonment expenses of $3.1 million related to the impairment of the Company's ERP system in 2021 and a reduction in capital expenditures during 2022. This was partially offset by a $1.0 million increase in research and development expenses related to the continued development of the HOLO AI™ platform and obtaining regulatory approval. On a sequential basis when compared to the three months ended June 30, 2022, total operating expenses declined by approximately $4.0 million.

On a non-GAAP basis, total adjusted operating expenses for the three months ended September 30, 2022 were $26.5 million, as compared to $28.7 million for the three months ended September 30, 2021. Excluded from non-GAAP operating expenses for the 2022 third quarter was a gain of $6.7 million due to adjustments to the fair value of Holo Surgical Inc. contract milestones, $2.3 million in asset impairment charges, non-cash stock-based compensation of $1.2 million, and $0.2 million in transaction and integration expenses. On a sequential basis when compared to the three months ended June 30, 2022, total adjusted operating expenses declined by approximately $1.0 million.

The Company reported an operating loss of $8.0 million for the three months ended September 30, 2022, as compared to an operating loss of $16.9 million in the comparable year-ago period. Net loss from continuing operations for the three months ended September 30, 2022 was $9.8 million, as compared to a net loss from continuing operations of $8.3 million in the comparable year-ago period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the three months ended September 30, 2022 was a loss of $11.2 million as compared to an Adjusted EBITDA loss of $13.6 million in the comparable year-ago period.

As of September 30, 2022, cash and cash equivalents were approximately $13.8 million, as compared to $29.3 million as of June 30, 2022, and $51.3 million reported as of December 31, 2021.

The Company is currently implementing a corporate-wide review of its organizational structure, processes and costs, along with continued product rationalization initiatives, efforts of which are currently underway. While these actions are expected to result in a significant reduction in operating expenses and a significant decrease in cash used in operating activities, and lead to a lower cost basis to operate the business in 2023, based on the current cash flow forecast, the Company's current net working capital available will not be sufficient to meet its anticipated cash needs beyond the early part of the first quarter of 2023. Efforts to raise additional capital from fundraising initiatives are currently underway to supplement the cash on hand to fund operations through the end of the first quarter of 2023, and potentially long-term, depending on the financing options available to the Company.

Fiscal 2022 Business Outlook

In light of the current economic and market environment, which is expected to result in lower than expected international revenue and delays in finalizing contracts for new sites and procedures leveraging the HOLO Portal surgical guidance system, the Company is lowering its full year 2022 revenue outlook to be in the range of $82 to $84 million. The Company now expects to have 10 to 15 sites secured by the end of the 2023 first quarter, taking into account delays brought about by administrative staffing challenges. Surgalign expects both top- and bottom-line improvements in 2023 based on increased market demand for new product offerings, and opportunities for the HOLO Portal and other applications in development.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (866) 604-1616 (U.S.) or (201) 689-8043 (International). The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management, and such forward-looking statements include (among others) statements regarding anticipated future financial and operating performance (including forecasted full-year revenue and number of HOLO sites secured), product rationalization and expense reduction initiatives and the results thereof, potential third party financing and anticipated cash needs. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K, 10-Q and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) risks relating to existing or potential litigation or regulatory actions; (iii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) whether or when the demand for procedures involving our products will increase; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products;

(xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain (xv) the effect and timing of changes in laws or in governmental regulations; and (xvi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company's SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign's website at http://www.surgalign.com/ or the SEC’s website at http://www.sec.gov/. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Relations Contact:
Glenn Wiener
GW Communications
T: +1 (917) 887 8434
E: gwiener@gwcco.com

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues	$20,178	$20,545	$61,406	$68,670
Cost of goods sold	5,486	6,811	18,310	20,278
Gross profit	14,692	13,734	43,096	48,392
Operating Expenses:
General and administrative	23,855	27,564	73,461	79,264
Research and development	3,872	2,901	12,402	8,960
Gain on acquisition contingency	(6,691)	(1,266)	(17,184)	(3,553)
Asset impairment and abandonments	2,335	5,411	4,270	9,794
Transaction and integration expenses	214	—	1,352	2,510
Total operating expenses	23,585	34,610	74,301	96,975
Other operating income, net	(898)	(3,932)	(898)	(3,932)
Operating loss	(7,995)	(16,944)	(30,307)	(44,651)
Other expense (income) - net
Other expense (income) - net	330	(117)	379	(221)
Interest expense	252	—	756	—
Foreign exchange loss	1,268	471	2,677	921

Change in fair value of warrant liability	(50)	(7,739)	(18,917)	(10,262)
Total other expense (income) - net	1,800	(7,385)	(15,105)	(9,562)
(Loss) before income tax provision	(9,795)	(9,559)	(15,202)	(35,089)
Income tax provision (benefit)	38	(1,304)	292	(1,004)
Net loss from operations	(9,833)	(8,255)	(15,494)	(34,085)
Discontinued Operations (Note 3)
Loss from operations of discontinued operations	—	—	—	(6,316)
Income tax (benefit)	—	(349)	—	(1,112)
Net income (loss) from discontinued operations	—	349	—	(5,204)
Net (loss)	(9,833)	(7,906)	(15,494)	(39,289)
Noncontrolling interests
Net income applicable to noncontrolling interests	—	—	—	—
Net loss applicable to Surgalign Holdings, Inc.	(9,833)	(7,906)	(15,494)	(39,289)

Other comprehensive income (loss)
Unrealized foreign currency translation loss (gain)	180	(362)	(242)	(398)
Total other comprehensive loss	$(10,013)	$(7,544)	$(15,252)	$(38,891)

Net loss from continuing operations per share applicable to Surgalign Holdings, Inc. - basic	$(1.46)	$(1.79)	$(2.44)	$(8.73)
Net income (loss) from discontinued operations per share applicable to Surgalign Holdings, Inc. - basic	$—	$0.08	$—	$(1.33)
Net loss per share applicable to Surgalign Holdings, Inc. - basic	$(1.46)	$(1.71)	$(2.44)	$(10.06)
Net loss from continuing operations per share applicable to Surgalign Holdings, Inc. - diluted	$(1.46)	$(1.79)	$(2.44)	$(8.73)
Net income (loss) from discontinued operations per share applicable to Surgalign Holdings, Inc. - diluted	$—	$0.08	$—	$(1.33)
Net loss per share applicable to Surgalign Holdings, Inc. - diluted	$(1.46)	$(1.71)	$(2.44)	$(10.06)
Weighted average shares outstanding - basic	6,739,234	4,610,596	6,356,655	3,904,509
Weighted average shares outstanding - diluted	6,739,234	4,610,596	6,356,655	3,904,509

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2022	2021
Assets
Cash	$13,845	$51,287
Accounts receivable - net	18,938	19,197
Current inventories - net	22,737	26,204
Prepaid and other assets	11,129	9,984
Total current assets	66,649	106,672
Non-current inventories - net	15,582	10,212
Property, plant and equipment - net	1,782	945
Other assets - net	4,030	5,970
Total assets	$88,043	$123,799

Liabilities, Mezzanine Equity and Stockholders' Equity
Accounts payable	$13,062	$10,204
Current portion of acquisition contingency - Holo	9,189	25,585
Accrued expenses and other current liabilities	11,835	17,769
Accrued income taxes	604	484
Total current liabilities	34,690	54,042
Notes payable - related party	10,139	9,982
Acquisition contingencies - Holo	15,555	26,343
Warrant liability	1,504	12,013
Other Long-term liabilities	3,769	3,176
Total liabilities	65,657	105,556

Mezzanine equity	10,006	10,006

Stockholders' equity:
Common stock and additional paid-in capital	599,549	579,670
Accumulated other comprehensive loss	(2,062)	(1,820)
Accumulated deficit	(585,107)	(569,613)
Total stockholders' equity	12,380	8,237
Total liabilities and stockholders' equity	$88,043	$123,799

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,494)	$(39,289)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	1,732	1,856
Provision for bad debts and product returns	899	2,404
Investor fee	916	—
Change in fair value of warrant liability	(18,917)	(10,262)
Provision for inventory write-downs	4,133	5,754
Income taxes payable	—	(10,294)
Stock-based compensation	3,512	4,218
Asset impairment and abandonments	4,270	9,794
Gain on acquisition contingency	(17,184)	(3,553)
Loss on sale of discontinued operations	—	6,316
Bargain purchase gain	—	(90)
Other	(3)	(5)
Change in assets and liabilities:
Accounts receivable	(693)	6,059
Inventories	(6,368)	(12,461)
Accounts payable	2,928	(3,868)
Accrued expenses	(12,161)	23,040
Right-of-use asset and lease liability	422	(2,814)
Other operating assets and liabilities	6,220	(18,416)
Net cash used in operating activities	(45,788)	(41,611)
Cash flows from investing activities:
Payments for OEM working capital adjustment	—	(5,430)
Purchases of property and equipment	(5,190)	(10,834)
Business acquisitions, net of cash acquired	—	(328)
Patent and acquired intangible asset costs	(350)	(496)
Net cash used in investing activities	(5,540)	(17,088)
Cash flows from financing activities:
Share offering proceeds including prefunded warrant exercised, net	17,729	82,326
Proceeds from exercise of common stock options	—	23
Proceeds from Employee Stock Purchase Program (ESPP)	186	—
Payment of Holo Milestones - contingent consideration	(4,081)	—
Payments for treasury stock	(63)	(158)
Net cash provided by financing activities	$13,771	$82,191
Effect of exchange rate changes on cash and cash equivalents	$115	$906
Net (decrease) increase in cash and cash equivalents	$(37,442)	$24,398
Cash and cash equivalents, beginning of period	$51,287	$43,962
Cash and cash equivalents, end of period	$13,845	$68,360

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares, non-GAAP gross profit, non-GAAP operating expenses, and reconciliation of net loss to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.
The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and nine months ended June 30, 2022 and 2021. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.
2022 and 2021 Non-cash stock-based compensation – These costs relate to expense amortization for all stock-based awards made to employees and directors, including restricted stock awards, restricted stock units, stock options and the employee stock purchase plan purchase rights.

2022 and 2021 Foreign exchange loss – These costs relate to the process of remeasuring international activity into the Company's functional currency.

2022 and 2021 Change in fair value of warrant liability – Other income related to the revaluation of our warrant liability.

2022 and 2021 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo Surgical acquisition.

2022 and 2021 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.

2022 and 2021 Transaction and integration expenses – These costs relate to professional fees associated with financings and with the acquisition of Holo Surgical and Prompt Prototypes, and other matters.

2022 and 2021 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the three and nine months ended September 30, 2022 and 2021.

2022 and 2021 Other operating income, net – Gain related to the Company's inventory settlement with OEM.

2022 Inventory write-off – These costs relate to inventory write-offs for product rationalization.

2021 Bargain purchase gain – Gain related to our acquisition of Prompt Prototypes, LLC.

2021 Severance and restructuring costs – These gain and costs relate to the reduction of our organizational structure, primarily driven by simplification of our Marquette, MI location.
Material Limitations Associated with the Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended September 30,
	2022		2021
Revenues	$20,178	100.0%	$20,545	100.0%
Costs of processing and distribution	5,486	27.2%	6,811	33.2%
Gross profit, as reported	14,692	72.8%	13,734	66.8%
Inventory purchase price adjustment	431	2.1%	458	2.2%
Non-GAAP gross profit, adjusted	$15,123	74.9%	$14,192	69.1%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2022		2021
Revenues	$61,406	100.0%	$68,670	100.0%
Costs of processing and distribution	18,310	29.8%	20,278	29.5%
Gross profit, as reported	43,096	70.2%	48,392	70.5%
Inventory write-off	535	0.9%	—	—%
Inventory purchase price adjustment	1,255	2.0%	1,539	2.2%
Non-GAAP gross profit, adjusted	$44,886	73.1%	$49,931	72.7%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Operating Expenses, Adjusted
(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Expenses	23,585	34,610	74,301	96,975
Non-cash stock-based compensation	1,213	1,868	3,512	4,218
Gain on acquisition contingency	(6,691)	(1,266)	(17,184)	(3,553)
Bargain purchase gain	—	(90)	—	(90)
Asset impairment and abandonments	2,335	5,411	4,270	9,794
Transaction and integration expenses	214	—	1,352	2,510
Severance and restructuring costs	—	(10)	—	227
Adjusted Operating Expenses	$26,514	$28,697	$82,351	$83,869
Adjusted Operating Expenses as a percent of revenues	131.4%	139.7%	134.1%	122.1%

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.4 million and $0.0 million for the three months ended September 30, 2022 and 2021, and $0.8 million and $0.0 million for the nine months ended September 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Common Shares and Loss Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Three Months Ended
	September 30, 2022		September 30, 2021
	Net Loss Applicable to Common Shares	Amount Per Diluted Share	Net Loss Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations	$(9,833)	$(1.46)	$(8,255)	$(1.79)
Change in fair value of warrant liability	(50)	(0.01)	(7,739)	(1.68)
Gain on acquisition contingency	(6,691)	(0.99)	(1,266)	(0.27)
Other operating income, net	(898)	(0.13)	(3,932)	(0.85)
Non-cash stock-based compensation	1,213	0.18	1,868	0.41
Foreign exchange loss	1,268	0.19	471	0.10
Bargain purchase gain	—	0.00	—	0.00
Asset impairment and abandonments	2,335	0.35	5,411	1.17
Transaction and integration expenses	214	0.03	—	0.00
Inventory purchase price adjustment	431	0.06	458	0.10
Inventory write-off	—	0.00	—	0.00
Severance and restructuring costs	—	0.00	(10)	0.00
Tax effect on adjustments	—	0.00	—	0.00
Non-GAAP net loss from continuing operations*	$(12,011)	$(1.78)	$(12,994)	$(2.81)

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.4 million and $0.0 million for the three months ended September 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Common Shares and Loss Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Nine Months Ended
	September 30, 2022		September 30, 2021
	Net Loss Applicable to Common Shares	Amount Per Diluted Share	Net Loss Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations	$(15,494)	$(2.44)	$(34,085)	$(8.73)
Change in fair value of warrant liability	(18,917)	(2.98)	(10,262)	(2.63)
Gain on acquisition contingency	(17,184)	(2.70)	(3,553)	(0.91)
Other operating income, net	(898)	(0.14)	(3,932)	(1.01)
Non-cash stock-based compensation	3,512	0.55	4,218	1.08
Foreign exchange loss	2,677	0.42	921	0.24
Bargain purchase gain	—	0.00	(90)	(0.02)
Asset impairment and abandonments	4,270	0.67	9,794	2.51
Transaction and integration expenses	1,352	0.21	2,510	0.64
Inventory purchase price adjustment	1,255	0.20	1,539	0.39
Inventory write-off	535	0.08	—	0.00
Severance and restructuring costs	—	0.00	227	0.06
Tax effect on adjustments	—	0.00	(28)	(0.01)
Non-GAAP net loss from continuing operations*	$(38,892)	$(6.13)	$(32,741)	$(8.39)

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.8 million and $0.0 million for the nine months ended September 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(9,833)	$(8,255)	$(15,494)	$(34,085)
Interest expense, net	252	—	756	—
Income tax provision (benefit)	38	(1,304)	292	(1,004)
Depreciation	500	703	1,575	1,856
EBITDA	(9,043)	(8,856)	(12,871)	(33,233)
Non-cash stock-based compensation	1,213	1,868	3,512	4,218
Foreign exchange loss	1,268	471	2,677	921
Other operating income, net	(898)	(3,932)	(898)	(3,932)
Inventory purchase price adjustment	431	458	1,255	1,539
Change in fair value of warrant liability	(50)	(7,739)	(18,917)	(10,262)
Gain on acquisition contingency	(6,691)	(1,266)	(17,184)	(3,553)
Bargain purchase gain	—	—	—	(90)
Asset impairment and abandonments	2,335	5,411	4,270	9,794
Transaction and integration expenses	214	—	1,352	2,510
Inventory write-off	—	—	535	—
Severance and restructuring costs	—	(10)	—	227
Adjusted EBITDA*	$(11,221)	$(13,595)	$(36,269)	$(31,861)
Adjusted EBITDA as a percent of revenues	(55.6)%	(66.2)%	(59.1)%	(46.4)%

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.4 million and $0.0 million for the three months ended September 30, 2022 and 2021, and $0.8 million and $0.0 million for the nine months ended September 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.